GENESIS FINANCIAL, INC.

CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UNDER SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OF DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS W]ILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

$250,000

December 15, 2010

 Spokane, Washington

GENESIS FINANCIAL, INC., a Washington corporation (the "Maker"), promises to pay to the order of ________ (the "Holder") the principal sum of Two Hundred Fifty Thousand ($250,000) (the "Principal Sum") together with interest, upon the terms and conditions provided in this Convertible Note (the "Note").

1.

Interest

The unpaid balance of the Principal Sum shall bear simple interest at a fixed rate equal to Eight (8%) from the date of this note until such balance is paid.

2.

Payment

(a) Interest. Maker shall pay accrued interest to Holder at the time the principal amount is paid in full.

(b) Principal. Maker shall pay Holder the outstanding Principal Sum on the date that is two years from the date hereof.

(c) Manner and Place of Payment. All payments shall be made by checks drawn on Maker's corporate bank account and shall be in the lawful currency of the United States of America. All payments shall be made to Holder at the address specified in Section 9 or at such other place as Holder may specify in writing.

3.

Prepayment

Maker may prepay any amount owing under this Note without premium or penalty by giving written notice 30 days before the date of prepayment of intent to prepay.

4.

Conversion Rights

(a) Right to Convert. At any time prior to expiration of the prepayment notice period described in Paragraph 3 or, if no such notice is given, to maturity of this Note, the Holder has the right, at its option, to convert the Note into Series B Preferred Shares of Maker's $1.00 par value Series B Preferred stock (the "Preferred Stock") by giving a written notice that it is exercising its rights hereunder and surrendering the Note for that purpose to the Maker. The number of shares of Preferred Stock of the Maker that Holder shall be entitled to receive upon such conversion shall be determined by dividing the unpaid balance of the Principal Sum including accrued unpaid interest by $1.00, (the "Conversion Factor").

(b) Fractional Shares. The Maker shall not be required to issue fractional shares upon conversion of the Note, but shall pay in cash, in lieu of such fractional interest, an amount equal to the difference between the unpaid balance of the Principal Sum and the product of the Conversion Factor times the number of whole shares determined under Paragraph 4(a).

(c) Capital Adjustments. If this Note is converted, as provided in Paragraph 4.(a), subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation ("Capital Adjustments") occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Preferred Stock or Preferred Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Purchaser shall receive the aggregate number and class of shares which, if this Note had been converted at the date hereof ("Deemed Conversion") and Preferred Stock received upon the Deemed Conversion had not been disposed of, the Purchaser would be holding, at the time of actual conversion, as a result of the Deemed Conversion and such Capital Adjustments.

5.

Default.

The term "Default" as used in this Note means any of the following events:

(i) Maker at any time fails to pay any interest payment due on this Note within 45 days of the time that it receives notice from Holder that such payment is past due, or Maker fails to pay any payment of principal due on this Note within 15 days of the time that it receives notice from Holder that such payment is past due; or

(ii) Maker admits, in writing, its inability to pay its debts as they become due.

6.

Remedies upon Default

(a) Acceleration. Upon Default, Holder may, by written notice to Maker, accelerate the due date of the Principal Sum owing under this Note. Such accelerated amounts shall become immediately due and payable upon receipt of such notice by Maker.

(b) Remedies at Law and in Equity. If Holder accelerates the amounts owing under this Note, Holder shall have the right to pursue any or all remedies available at law or in equity, including, but not limited to, the right to bring suit on the Note.

7.

Attorneys' Fees, Costs, and Other Expenses

Maker agrees to pay all costs and expenses which Holder may incur in enforcing this Note upon Default, including, but not limited to, reasonable attorneys' fees, expenses and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action.

8.

Assignment; Obligations Binding on Successors

Maker may not assign any of its rights, duties, or obligations under this Note without the prior written consent of Holder. This Note shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and Holder's successors and assigns; provided, however, that all transfers of this Note by Holder are subject to the restrictions described in the legend at the end of this Note.

9.

Notices

All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (a) delivered in person; (b) sent by first class registered or certified mail with postage prepaid; (c) delivered by overnight receipted courier service; or (d) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

(i)

If to the Maker:

Genesis Financial, Inc.

12314 East Broadway Ave.

Spokane Valley, WA 99216

(ii)

If to Holder:

Attn:

10.

Governing Law

This Note will be construed, and the rights, duties and obligations of the parties will be determined, in accordance with the laws of the State of Washington.

11.

Headings

Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

12.

Entire Agreement

This Note and the Convertible Notes Subscription Agreement represent the entire understanding of the parties with respect to the transaction giving rise to the issuance of the Note. There are no other prior or contemporaneous agreements, either written or oral, between the parties with respect to this subject.

13.

Waiver

No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

MAKER: GENESIS FINANCIAL, INC.

By:

Michael Kirk, Co-Pres.